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                                                                   Exhibit 10.29


                               RESTATED EXHIBIT B

- Reimbursement for reasonable expenses incurred in Employee's three House hunting trips to Knoxville all in accordance with the Company's expense reimbursement policies. (a).

- Packing, Transportation and reasonable Insurance thereon by a Team Health approved mover of household goods (a).

- Reimbursement for up to 45 days of temporary housing payments in Knoxville, TN while Employee simultaneously maintain a residence in Brentwood, TN and up to an additional 45 days of temporary housing once Employee and his family have relocated to Knoxville, TN. This reimbursement is subject to the Company's expense reimbursement policies.

- Employee will be reimbursed for the costs for up to 90 days storage in Knoxville, TN of Employee's household goods.

- Employer will reimburse Employee up to a maximum of fifty thousand ($50,000) dollars for the customary closing costs associated with Employee's sale of his residence in Brentwood, TN, and his purchase of a residence in the Knoxville, TN area, including any costs associated with either residence related to (i) real estate commissions, (ii) interest or points, or (iii) attorneys fees. (a)

- As additional consideration for the execution of this Agreement by Employee and Employees performance in accordance with this Agreement, and in lieu of Employer assuming any risk for the sale of Employee's current residence, Employer agrees to pay Employee One Hundred Thousand ($100,000) dollars as a bonus, one half to be paid within 10 days after the Effective Date and the other half on or before December 31, 2004.

This Restated Exhibit B is acknowledged as a replacement to the former Exhibit B to the Employment Agreement between Greg Roth and Team Health, dated as of October 4, 2004.

Dated this 28th day of January, 2005.

S/ Lynn Massingale            S/ Gregory S. Roth
Team Health by Lynn           Gregory S. Roth
Massingale, Chief Executive
Officer

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      (a)   Grossed up for Federal Income Taxes.



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